Exhibit 10.32

MERRILL LYNCH & CO., INC. DEFERRED STOCK UNIT AND STOCK OPTION PLAN FOR NON-
EMPLOYEE DIRECTORS

Article I — General

          Section 1.1     Purposes.

                    The purposes of the Merrill Lynch & Co., Inc. Deferred Stock Unit and Stock Option Plan for Non-Employee Directors, as amended (the “Plan”), are (a) to provide an incentive to highly qualified individuals to serve as Directors of Merrill Lynch & Co., Inc. (“ML & Co.”), and (b) to further align the interests of Non-Employee Directors with the stockholders of ML & Co.

          Section 1.2     Definitions.

     For purposes of the Plan, the following terms shall have the meanings indicated.

     “Account” means a notional account recording grants of Deferred Units and Deferred Stock Units under the Plan.

     “Account Balance” means the balance of a Participant’s Account reflecting Deferred Units and Deferred Stock Units credited to a Participant’s Account, adjusted in accordance with Section 3.1 to reflect the addition of dividend equivalents and any changes in capitalization and adjusted for any payments to the Participant.

     “Administrator” means the Head of Human Resources of ML & Co., or his or her functional successor.

     “Affiliate” means any corporation, partnership, or other organization of which ML & Co. owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

     “Annual Meeting” means the Annual Meeting of Stockholders of ML & Co.

     “Board of Directors” or “Board” shall mean the Board of Directors of ML & Co.

     “Business Day” shall mean any day on which the New York Stock Exchange is open for business.

     “Change in Control” means a change in control of ML & Co. of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not ML & Co. is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if:

     (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, other than ML & Co.’s employee stock ownership plan, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of ML & Co. representing 30% or more of the combined voting power of ML & Co.’s then outstanding securities entitled to vote in the election of directors of ML & Co.;

     (b) during any period of two consecutive years (not including any period prior to the adoption of this Plan), individuals who at the beginning of such period constituted the Board of Directors and any new Directors whose election by the Board of Directors or nomination for election by the stockholders of ML & Co. was approved by a vote of at least three quarters of the Directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

     (c) all or substantially all of the assets of ML & Co. are liquidated or distributed.

     “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

     “Common Stock” means the Common Stock, par value $1.33 1/3 per share, of ML & Co. and a “share of Common Stock” shall mean one share of Common Stock together with, for so long as Rights are outstanding, one Right (whether trading with the Common Stock or separately).

     “Company” means ML & Co. and all of its Affiliates.

     “Current Market Value” per share of Common Stock, for any date, means the average of the Daily Market Prices of a share of Common Stock for each Business Day for which such Daily Market Prices are available during a period commencing on a date 21 consecutive Business Days prior to such date and ending on the second Business Day prior to such date.

     “Daily Market Price” of shares of Common Stock on any date means: (a) the mean of the high and low sales prices reported on the New York Stock Exchange—Composite Tape (or, if shares of Common Stock are not traded on the New York Stock Exchange, the mean of the high and low sales prices reported on any securities exchange or quotation service on which the shares of Common Stock are listed or traded) of such shares on the date in question, or (b) if shares of Common Stock are not then listed or admitted to trading on any securities exchange for which reported sales prices are available, the mean of reported high bid and low asked prices on such date, as reported by a reputable quotation service, or by The Wall Street Journal, Eastern Edition, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York.

     “Deferred Stock Unit” or “Deferred Unit” means a unit representing ML & Co.’s obligation to deliver one share of Common Stock in accordance with the terms of the Plan.

     “Director” means a member of the Board.

     “Disability” means any physical or mental condition that, in the opinion of the Administrator, renders a Director incapable of continuing to serve on the Board.

     “End of Service Date” means the date on which a Participant ceases to serve as a Director for any reason.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Executive Committee” means the Executive Committee of the Board of Directors.

     “Holding Period” has the meaning specified in Section 2.4.

     “Initial Payment Date” has the meaning specified in Section 2.6(b).

     “Junior Preferred Stock” means ML & Co.’s Series A Junior Preferred Stock, par value $1.00 per share.

     “Non-Employee Director” means a member of the Board who is not employed by ML & Co. or any Affiliate of ML & Co.

     “Participant” means each Non-Employee Director to whom a grant of Deferred Units, Deferred Stock Units, or Stock Options is made under the Plan.

     “Retirement Payments” means the arrangements for post-retirement payments to Non-Employee Directors adopted by ML & Co. for its Non-Employee Directors, as amended February 16, 2001.

     “Retirement” means ceasing to serve as a Director of ML & Co. in accordance with ML & Co’s retirement policy for Non-Employee Directors.

     “Retirement Annual Meeting” means, with respect to any Retiring Non-Employee Director, the Annual Meeting that coincides with such Director’s Retirement.

     “Retiring Non-Employee Director” means a Non-Employee Director whose Retirement Annual Meeting will occur prior to, or will be the fifth Annual Meeting following, the effective date of any grant of Deferred Units or Deferred Stock Units to such Director.

     “Rights” means the Rights to Purchase Units of Series A Junior Preferred Stock, par value $1.00 per share, of ML & Co. issued pursuant to the Rights Agreement dated as of December 16, 1987 between ML & Co. and Manufacturers Hanover Trust Company, Rights Agent, as amended from time to time.

     “Stock Option” means a right, granted to a Non-Employee Director, pursuant to Section 2.4 hereof, to purchase prior to a specified date and at a specified price a specified number of shares of Common Stock.

     “Tender Offer” means an offer to purchase all or a portion of the outstanding shares of Common Stock that is subject to Section 14D of the Exchange Act, provided that such offer, if consummated, would result in a Change in Control.

          Section 1.3     Shares Subject to the Plan.

          The total number of shares of Common Stock that shall be reserved for issuance in payment of Deferred Stock Units under the Plan shall be 800,000, subject to automatic adjustment for changes in capitalization of ML & Co. as provided in Section 3.1 hereof. Shares of Common Stock issued under the Plan shall only be shares previously issued and reacquired by ML & Co. and held in its treasury.

Article II — Deferred Units, Deferred Stock Units, and Stock Options; Optional Deferral of Payment

          Section 2.1     Deferred Unit Grants.

          (a)     Five-Year Initial Grants. (i) Effective February 16, 2001, no further grants will be made under this Section 2.1(a). Grants previously made under this Section 2.1(a) shall be payable in shares of Common Stock of the Company and otherwise remain outstanding and payable in accordance with their terms. (ii) Each Non-Employee Director who was a member of the Board on August 1, 1996 was granted, as of August 1, 1996, the number of Deferred Units obtained by dividing $50,000 by the Current Market Value per share of Common Stock on such date (with the result rounded upwards to the nearest whole Deferred Unit).

          (b)     Five-Year New Director Grants. (i) Effective February 16, 2001, no further grants will be made under this Section 2.1(b). Grants previously made under this Section 2.1(b) shall be payable in shares of Common Stock of the Company and otherwise remain outstanding in accordance with their terms. (ii) Each person who became a Non-Employee Director between August 1, 1996 until February 16, 2001, as of the date when such person became a Non-Employee Director, was granted the number of Deferred Units obtained by dividing $50,000 (adjusted downward in the event that such directors Retirement would have been within 5 years of the grant) by the Current Market Value per share of Common Stock on such date (with the result rounded rounding the result upwards to the nearest whole Deferred Unit).

          (c)     Annual Grants. (i) Effective February 16, 2001 no further grants will be made under this Section 2.1(c). Grants previously made under this Section 2.1(c) shall be payable in shares of Common Stock of the Company and otherwise remain outstanding in accordance with their terms. (ii) During the period between April 1, 1998 and February 16, 2001 (effective on the close of business on the first Business Day of the month next following the date of each Annual Meeting) any Director then serving as a Non-Employee Director was granted, without any action by the Board of Directors, on such date the number of Deferred Units obtained by dividing $10,000 by the Current Market Value per share of Common Stock on such date (with the result rounded upwards to the nearest whole Deferred Unit). (iii) Each person who became a Non-Employee Director during such period on a date other than the date of an Annual Meeting, was granted, on the date when such person became a Non-Employee Director and without any action by the Board of Directors, the number of Deferred Units obtained by dividing $10,000 by the Current Market Value per share of Common Stock on such date (with the result rounded upwards to the nearest whole Deferred Unit).

          Section 2.2     Five-Year Deferred Stock Unit Grants.

          Effective February 16, 2001 no further grants will be made under this Section 2.2. Grants previously made under this Section 2.2 shall be payable in shares of Common Stock of the Company and otherwise remain outstanding in accordance with their terms. During the period between October 26, 1996 and February 16, 2001, without any action by the Board of Directors:

(i)
each Non-Employee Director who had received a grant under the Merrill Lynch & Co., Inc. Non-Employee Director’s Equity Plan, (“Equity Plan”) effective on the close of business on the first Business Day of the month next following the date of the Annual Meeting upon which such Director’s grant became fully vested and

(ii)	each Non-Employee Director who had not received a grant under the Equity Plan, effective on the date that such Director joined the Board of Directors was granted the number of Deferred Stock Units obtained by dividing $50,000 by the Current Market Value per share of Common Stock on such date and rounding the result upwards to the nearest whole Deferred Stock Unit, provided, however, that, in each case, the dollar amount used to determine the grant to any Retiring Non-Employee Director was $50,000 multiplied by the Retirement Fraction applicable to such Retiring Non-Employee Director.

          Section 2.3     Annual Deferred Stock Unit Grants.

          (a)     Regular Grants. Each Non-Employee Director who (i) is a member of the Board on February 26, 2001, and makes an election (in accordance with procedures set forth by the Administrator) to receive no further increases in his or her retirement payments, or (ii) is appointed or elected to the Board following February 26, 2001, shall, without any further action by the Board of Directors, receive as of the date of every subsequent Annual Meeting for which he or she is a Continuing Director, the number of Deferred Stock Units obtained by dividing $72,500 by the Daily Market Price per share of Common Stock on such date and rounding the result upwards to the nearest whole Deferred Stock Unit.

          (b)     Prorated Mid-Year Regular Grants. A Non-Employee Director who joins the Board after the date of an Annual Meeting, shall without any further action by the Board of Directors receive a pro-rated regular grant. The value of such grant shall be computed by multiplying $72,500 by a fraction the numerator of which shall be the number of months that remain until the Corporation’s Annual Meeting and the denominator of which shall be 12. The number of Deferred Stock Units to be granted shall be determined by dividing the dollar value obtained from the calculation in the previous sentence by the Daily Market Price per share of Common Stock on the date of his or her appointment to the Board.

          (c)     Adjusted Grants. Each Non-Employee Director who is a member of the Board on February 26, 2001, and makes an election (in accordance with procedures determined by the Administrator) to continue to receive increases in his or her retirement payments shall, without any further action by the Board of Directors receive (i) as of April 27, 2001, and (ii) as of the date of every subsequent Annual Meeting, the number of Deferred Stock Units obtained by dividing $42,500 by the Daily Market Price per share of Common Stock on such date and rounding the result upwards to the nearest whole Deferred Stock Unit.

          (d)     Further Adjustment. The dollar amounts for the Deferred Stock Unit grants specified in subsections (a) and (b) above shall be reduced by $10,000 each year in which Deferred Stock Units and Deferred Units granted prior to February 16, 2001 under Sections 2.1 or 2.2 of this Plan remain subject to the five-year Holding Period determined for such awards under Section 2.4.

          Section 2.4     Payment of Awards Upon Expiration of the Holding Period.

          Unless deferred at the option of the Participant in accordance with Section 2.6(a) hereof, the Account Balances will become payable upon the expiration of the holding period with respect to such grants (the “Holding Period”), which shall expire on the earlier of: (i) the date of the fifth Annual Meeting following the date of such grant, and (ii) a Participant’s End of Service Date. The Deferred Units and the Deferred Stock Units will be paid in shares of Common Stock. One share of Common Stock will be delivered for each Deferred Unit and Deferred Stock Unit to be paid, after rounding any fractional unit upwards to the nearest whole share.

          Section 2.5     Stock Options.

          (a)     Regular Annual Stock Option Grants. Each Non-Employee Director who is a member of the Board on February 26, 2001 or is appointed or elected to the Board following February 26, 2001 shall, without any further action by the Board of Directors receive as of the date of every subsequent Annual Meeting, a grant of the number of Stock Options obtained by dividing $72,500 by the Daily Market Price of the Company’s Common Stock on such date and multiplying the result by three.

          (b)     Prorated Mid-Year Regular Grants. A Non-Employee Director who joins the Board after the date of an Annual Meeting, shall without any further action by the Board of Directors receive a pro-rated regular grant, effective on the date he or she becomes a member of the Board. The value of such grant shall be computed by multiplying $72,500 by a fraction the numerator of which shall be the number of months that remain until the Corporation’s Annual Meeting and the denominator of which shall be 12. The number of Stock Options to be granted shall be determined by dividing the dollar value obtained from the calculation in the previous sentence by the Daily Market Price per share of Common Stock on the date of his or her appointment to the Board and multiplying the result by three.

          (c)     Exercise Price. The exercise price for each such Stock Option shall be the Daily Market Price of a share of Common Stock on the grant date.

          (d)     Exercise of Stock Options.

(i)
Exercisability: Stock Options shall become exercisable six months following the grant date. A Stock Option may be exercised at any time from such date until the close of business on the expiration date of the Stock Option.

(ii)	Expiration: Each Stock Option granted shall expire and shall no longer be exercisable after the expiration of 10 years from the date of grant of such Stock Option.

(iii)
Exercise in the Event of Termination of Service as a Director: If a Non-Employee Director ceases to serve as a Director prior to the exercise or expiration of Stock Options granted to him or her, such Stock Options may be exercised, to the full extent not yet exercised, regardless of whether or not then fully exercisable, and, in the event of death, such Stock Options may be exercised by his or her estate or beneficiaries, as the case may be, but in no event after the expiration date of such Stock Option.

(iv)
Limitations on Transferability: Stock Options are not transferable by a Non-Employee Director except to immediate family members (or trusts or other entities established for the benefit of immediate family members) or by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

(e)	Payment of Purchase Price and Tax Liability Upon Exercise; Net Exercise Method; Delivery of Shares.

(i)	Payment of Purchase Price: The purchase price of the shares as to which a Stock Option is exercised shall be paid to the Company at the time of exercise (A) in cash, (B) by delivering freely transferable shares of Common Stock already owned by the person exercising the Stock Option for at least six months having a total Daily Market Price on the date of exercise equal to the purchase price, or (C) a combination of cash and shares of Common Stock equal in value to the exercise price.

(ii)
Net Exercise Method: A holder of an outstanding Stock Option may also elect to exercise such Stock Option by submitting a Notice of Exercise to the Company or its representative and receive upon exercise of the Stock Options a number of shares of Common Stock obtained by: (1) multiplying the number of Stock Options to be exercised by the difference between (A) the Daily Market Price on the date of exercise and (B) the exercise price of the Stock Option; (2) dividing the product of these calculations by the Daily Market Price on the date of exercise; and (3) in any country that requires the Corporation to withhold taxes upon such an exercise, deducting a number of shares equal to any minimum federal, state, local or social security withholding requirements that occur as a result of the exercise.

(iii)
Delivery of Shares: Upon receipt by the Company of the purchase price or upon exercise in accordance with Section 2.5(e)(ii), stock certificate(s) for the shares of Common Stock as to which a Stock Option is exercised shall be delivered to the person in whose name the Stock Option is outstanding or such person’s estate or beneficiaries, as the case may be, or such shares shall be credited to a brokerage account or otherwise delivered, in such manner as such person or such person’s estate or beneficiaries, as the case may be, may direct.

          Section 2.6     Optional Deferral of Payment.

          (a)     Optional Deferral of Payment. A Participant shall have the option to defer the payment of all or a portion of any Deferred Unit or Deferred Stock Unit grant upon the expiration of the relevant Holding Period for later payment in accordance with this Section 2.6 by submitting to the Administrator or his or her designee such forms as the Administrator shall prescribe by no later than one year prior to the expiration of the relevant Holding Period. With respect to Deferred Units and Deferred Stock Units, a Participant may elect to have all or a portion of his or her Account Balance retained as Deferred Stock Units in his or her Account for payment at a later date. A Participant shall also have the right to defer the gain on exercise of a stock options in accordance with the terms of the Merrill Lynch Stock Option Gain Deferral Program.

          (b)     Irrevocability of Deferral Election. Except as provided in Sections 2.6(c) or (d) or Section 2.9, an election to defer the payment of all or a portion of a Participant’s Deferred Units or Deferred Stock Units made pursuant to Section 2.6(a) shall be irrevocable once submitted to the Administrator or his or her designee.

          (c)     Rescission of Deferral Election Prior to the Expiration of the Holding Period. An optional deferral election may be rescinded at the request of the Participant only (i) prior to the expiration of the Holding Period with respect to any grant of Deferred Units or Deferred Stock Units, and (ii) if the Administrator, in his or her sole discretion and upon evidence of such basis that he or she finds persuasive (including a material applicable change in the Participant’s U.S. Federal and/or foreign income tax rate during the period between the deferral election and the expiration of the Holding Period), agrees to the rescission of the election. In the event of a rescission under this Section 2.6(c), no deferral will be effected under the Plan and the Participant will be paid the Deferred Units or Deferred Stock Units in accordance with Section 2.7(a).

          (d)     Rescission of Deferral Election Caused by an Adverse Tax Determination. Notwithstanding the provisions of Section 2.6(a), a deferral election may be rescinded at any time if (i) a final determination is made by a court or other governmental body of competent jurisdiction that the election was ineffective to defer income for purposes of U.S. Federal, state, local or foreign income taxation and the time for appeal from this determination has expired, and (ii) the Administrator, in his or her sole discretion, decides, upon the Participant’s request and upon evidence of the occurrence of the events described in clause (i) hereof that he or she finds persuasive, to rescind the election. Upon such rescission, the relevant Account Balance will be paid to the Participant as soon as practicable as provided herein.

          Section 2.7     Payment of Units Optionally Deferred.

          (a)     Regular Payment Elections. A Participant’s Account Balance will be paid by ML & Co., as elected by the Participant at the time of his or her optional deferral election, either in a single payment to be made, or in the number of annual installment payments (not to exceed 15) chosen by the Participant to commence, (i) in the month following the month of the Participant’s End of Service Date or death, (ii) in any month and year selected by the Participant after the scheduled expiration of the Holding Period (i.e., without taking into account the possibility of Early Separation, death or Disability), or (iii) in any month in the calendar year following the Participant’s End of Service Date, but in no event may the date elected under clause (i), (ii) or (iii) result in the payment (in the case of a single payment) or commencement of payments (in the case of installment payments) later than the month following the Participant’s 72nd birthday. The amount of each annual installment payment, if applicable, shall be determined by multiplying the Account Balance as of the last day of the month immediately preceding the month in which the payment is to be made by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments (including the installment payment to be made) and rounding the result to the nearest whole Deferred Unit, Deferred Stock Unit or cent, as the case may be.

          (b)     Form of Payment. Deferred Units and Deferred Stock Units payable pursuant to this Section 2.7 will be paid in shares of Common Stock. One share of Common Stock will be delivered for each unit to be paid, after rounding any fractional unit upwards to the nearest whole share.

          (c)     Death Prior to Payment. If the Participant dies prior to payment of any or all amounts optionally deferred, then the Account Balance will be paid to the Participant’s beneficiary in accordance with the Participant’s election of either installment payments, or a single payment, provided, however, that, in the event that a beneficiary of the Participant’s Account Balance is the Participant’s estate or is otherwise not a natural person, then (i) if the Participant has elected a regular payment election pursuant to Section 2.7(a), the applicable portion of the Account Balance will be paid in a single payment to such beneficiary, and (ii) if the Participant has elected installment payments, the applicable portion of the Account Balance will continue to be paid as installment payments, but only to a single person consisting of the administrator or executor of the Participant’s estate or another person lawfully designated by the administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum).

          (d)     Discretion to Alter Payment Date. Notwithstanding the other provisions of this Section 2.7, if the Participant ceases to be a Director for any reason, the Administrator may, in his or her sole discretion, direct that the Account Balance (but not any subsequent optional deferral thereof), be paid at some other time or that it be paid in installments; provided, that no such direction that adversely affects the rights of the Participant or his or her beneficiary under this Plan shall be implemented without the consent of the affected Participant or beneficiary. This direction may be revoked by the Administrator at any time in his or her sole discretion.

          (e)     Hardship Distributions. ML & Co. may pay to the Participant, on such terms and conditions as the Administrator may establish, such part or all of the Account Balance, as the Administrator may, in his or her sole discretion based upon substantial evidence submitted by the Participant, determine necessary to alleviate hardship caused by an unanticipated emergency or necessity outside of the Participant’s control affecting the Participant’s personal or family affairs. Such payment will be made only at the Participant’s written request and with the express approval of the Administrator and will be made on the date selected by the Administrator in his or her sole discretion. The balance of the Account, if any, will continue to be governed by the terms of this Plan. Hardship shall be deemed to exist only on account of expenses for medical care (described in Code Section 213(d)) of the Participant, the Participant’s spouse or the Participant’s dependents (described in Code Section 152); payment of unreimbursed tuition and related educational fees for the Participant, the Participant’s spouse or the Participant’s dependents; the need to prevent the Participant’s eviction from, or foreclosure on, the Participant’s principal residence; unreimbursed damages resulting from a natural disaster; or such other financial need deemed by the Administrator in his or her sole discretion to be immediate and substantial.

          Section 2.8     Beneficiary.

          (a)     Designation of Beneficiary. The Participant may designate, in a writing delivered to the Administrator or his or her designee before the Participant’s death, a beneficiary (which may be a charity or other entity) to receive payments under the Plan in the event of the Participant’s death. The Participant may also designate a contingent beneficiary to receive payments under the Plan if the primary beneficiary does not survive the Participant. The Participant may designate more than one person as the Participant’s beneficiary or contingent beneficiary, in which case (i) no contingent beneficiary would receive any payment unless all of the primary beneficiaries predeceased the Participant, and (ii) the surviving beneficiaries in any class shall share in any payments in proportion to the percentages of interest assigned to them by the Participant.

          (b)     Change in Beneficiary. The Participant may change his or her beneficiary or contingent beneficiary (without the consent of any prior beneficiary) in a writing delivered to the Administrator or his or her designee before the Participant’s death. Unless the Participant states otherwise in writing, any change in beneficiary or contingent beneficiary will automatically revoke such prior designations of the Participant’s beneficiary or of the Participant’s contingent beneficiary, as the case may be, under this Plan only; and any designations under other deferral agreements or plans of the Company will remain unaffected.

          (c)     Default Beneficiary. In the event a Participant does not designate a beneficiary, or no designated beneficiary survives the Participant, the Participant’s beneficiary shall be the Participant’s surviving spouse, if the Participant is married at the time of his or her death and not subject to a court-approved agreement or court decree of separation, or otherwise the person or persons designated to receive benefits on account of the Participant’s death under the ML & Co. pre-retirement death benefit for Non-Employee Directors, unless the rights to such benefit have been assigned, in which case any amounts payable to the Participant’s beneficiary under the Plan will be paid to the Participant’s estate.

          (d)     If the Beneficiary Dies During Payment. If a beneficiary who is receiving or is entitled to receive payments hereunder dies after the Participant but before all the payments have been made, the portion of the Account Balance to which that beneficiary was entitled will be paid as soon as practicable in a single payment to such beneficiary’s estate and not to any contingent beneficiary the Participant may have designated; provided, however, that if the beneficiary was receiving installment payments, the applicable portion of the Account Balance will continue to be paid as installment payments but only to a single person consisting of the administrator or executor of the beneficiary’s estate or another person lawfully designated by the administrator or executor (and in the event no such person is designated within a reasonable time, payment will be made in a lump sum).

          Section 2.9     Domestic Relations Orders.

          Notwithstanding the Participant’s elections hereunder, ML & Co. will pay to, or to the Participant for the benefit of, the Participant’s spouse or former spouse the portion of the Participant’s Account Balance specified in a valid court order entered in a domestic relations proceeding involving the Participant’s divorce or legal separation. Any such payment will be made net of any amounts the Company may be required to withhold under applicable federal, state or local law.

          Section 2.10    Withholding of Taxes.

          ML & Co. will deduct from any payment to be made or deferred hereunder any U.S. Federal, state or local or foreign income or employment taxes required by law to be withheld or require the Participant or the Participant’s beneficiary to pay any amount, or the balance of any amount, required to be withheld.

Article III — Adjustment of Accounts

          Section 3.1     Adjustment of Accounts.

          (a)     Dividend Equivalents. Whenever a cash dividend is paid on a share of Common Stock, a Participant’s Deferred Units and Deferred Stock Units will be adjusted by adding to the Deferred Units or Deferred Stock Units, as applicable, the number of Deferred Units or Deferred Stock Units determined by multiplying the per share amount of the cash dividend by the Deferred Units or Deferred Stock Units, as applicable, on the record date for the cash dividend, dividing the result by the price per share of Common Stock used for purposes of the reinvestment of such cash dividend in the Merrill Lynch & Co., Inc. Dividend Reinvestment Program currently administered by Business Information Services (or their functional successor), or if at any time there is no Dividend Reinvestment Program, the Daily Market Price of a share of Common Stock on the date the cash dividend is paid, and rounding the result to the nearest 1/100th of a Deferred Unit or Deferred Stock Unit as the case may be (with .005 being rounded upwards); provided that, if the number of a Participant’s Deferred Units or Deferred Stock Units is reduced to zero in accordance with the Plan between the record date and the payment date for such cash dividend, then, in lieu of such adjustment to the Participant’s Account, the dividend equivalent amount with respect to such record date will be determined by multiplying the per share amount of the cash dividend by the Deferred Units or Deferred Stock Units in the Account on the record date for the cash dividend and rounding the result to the nearest whole cent. This amount shall be paid to the Participant in cash at the same time as such cash dividend is paid to the holders of the Common Stock.

          (b)     Changes in Capitalization. Any other provision of the Plan to the contrary notwithstanding, if any change shall occur in or affect shares of Common Stock (or the Rights or Junior Preferred Stock) on account of a merger, consolidation, reorganization, stock dividend, stock split or combination, reclassification, recapitalization, or distribution to holders of shares of Common Stock (other than cash dividends), including, without limitation, a merger or other reorganization event in which the shares of Common Stock cease to exist, then appropriate adjustments shall be made, without any action by the Board of Directors, to the Deferred Units, Deferred Stock Units and Stock Options, as shall be necessary to maintain the proportionate interest of the Participants and to preserve, without increasing, the value of Stock Options or the Account Balance. In the event of a change in the presently authorized shares of Common Stock that is limited to a change in the designation thereof or a change of authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be shares of Common Stock within the meaning of the Plan.

Article IV — Status of Accounts

          Section 4.1     No Trust or Fund Created; General Creditor Status.

          Nothing contained herein and no action taken pursuant hereto will be construed to create a trust or separate fund of any kind or a fiduciary relationship between ML & Co. and any Participant, the Participant’s beneficiary or estate, or any other person. Title to and beneficial ownership of any funds represented by the Account Balance will at all times remain in ML & Co.; such funds will continue for all purposes to be a part of the general funds of ML & Co. and may be used for any corporate purpose. No person will, by virtue of the provisions of this Plan, have any interest whatsoever in any specific assets of the Company. TO THE EXTENT THAT ANY PERSON ACQUIRES A RIGHT TO RECEIVE PAYMENTS FROM ML & CO. UNDER THIS PLAN, SUCH RIGHT WILL BE NO GREATER THAN THE RIGHT OF ANY UNSECURED GENERAL CREDITOR OF ML & CO.

          Section 4.2     Non-Assignability.

          Except as provided in Section 2.5(d)(iv), a Participant’s right or the right of any other person to his or her Account Balance or any other benefits hereunder cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of beneficiary under this Plan, by written will, or by the laws of descent and distribution.

          Section 4.3     Effect on Benefits Under Pension and Welfare Benefit Plans.

          The effect of the grants, deferrals and payments under the Plan on pension and welfare benefit plans in which the Participant may be a participant will depend upon the provisions of each such plan, as amended from time to time.

Article V — Change in Control

          Section 5.1     Payment of Account Balance upon Change in Control.

          (a)     Payment of Account Balance. Notwithstanding any other provision of this Plan, in the event that (i) ML & Co. receives a Tender Offer Statement on Schedule 14D-1 under the Securities Exchange Act of 1934 relating to a Tender Offer, or (ii) a Change in Control shall occur, the Participant’s Account Balance, will be paid to the Participant in a lump sum promptly after the receipt of such Tender Offer Statement or the occurrence of such Change in Control, and in any event, not later than 30 days thereafter.

          (b)     Manner of Payment. Payment of Account Balances pursuant to Section 5.1(a) shall be made in the following manner:

          (i)     With respect to Deferred Units and Deferred Stock Units, payment shall be made in cash and shall be calculated as if any applicable Holding Period had expired. The amount of the cash payment shall be determined by multiplying the number of Deferred Units and Deferred Stock Units in the Participant’s Account by the Daily Market Price per share of Common Stock on the date of the event specified in Section 5.1(a)(i) or (ii), as the case may be, or, if higher, the highest Daily Market Price per share of Common Stock on any day during the 90-day period ending on such date.

          (ii)     With respect to Stock Options, for each underlying share of Common Stock, the excess of the Daily Market Price of a share of Common Stock on the date of the event specified in Section 5.1(a)(i) or (ii), as the case may be, or, if higher, the highest Daily Market Price per share of Common Stock on any day during the 90-day period ending on such date, over the per share exercise price for such Stock Option;

Article VI — Administration of the Plan

          Section 6.1     Powers of the Administrator.

          The Administrator has full power and authority to interpret, construe, and administer this Plan. The Administrator’s interpretations and construction hereof, and actions hereunder, including any determinations regarding the amount or recipient of any payments, will be binding and conclusive on all persons for all purposes. The Administrator will not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her willful misconduct or lack of good faith. The Administrator may designate persons to carry out the specified responsibilities of the Administrator and shall not be liable for any act or omission of a person as designated.

          Section 6.2     Payments on Behalf of an Incompetent.

          If the Administrator finds that any person who is presently entitled to any payment hereunder is a minor or is unable to care for his or her affairs because of disability or incompetency, payment of the Account Balances may be made to anyone found by the Administrator to be the committee or other authorized representative of such person, or to be otherwise entitled to such payment, in the manner and under the conditions that the Administrator determines. Such payment will be a complete discharge of the liabilities of ML & Co. hereunder with respect to the amounts so paid.

          Section 6.3     Corporate Books and Records Controlling.

          The books and records of the Company will be controlling in the event a question arises hereunder concerning Account Balances, deferral elections, beneficiary designations, or any other matters.

Article VII — Miscellaneous Provisions

          Section 7.1     Litigation.

          The Company shall have the right to contest, at its expense, any ruling or decision, administrative or judicial, on an issue that is related to the Plan and that the Administrator believes to be important to Participants, and to conduct any such contest or any litigation arising therefrom to a final decision.

          Section 7.2     Headings Are Not Controlling.

          The headings contained in this Plan are for convenience only and will not control or affect the meaning or construction of any of the terms or provisions of this Plan.

          Section 7.3     Governing Law.

          To the extent not preempted by applicable U.S. Federal law, this Plan will be construed in accordance with and governed by the laws of the State of New York as to all matters, including, but not limited to, matters of validity, construction, and performance.

          Section 7.4     Amendment and Termination.

          The Board of Directors, or, if permitted pursuant to Rule 16b-3 under the Exchange Act, the Executive Committee may amend or terminate this Plan at any time, provided that no amendment or termination may be made that would adversely affect the right of a Participant to his or her Account Balance as of the date of such amendment or termination.

Article VIII — Effective Date

          The initial plan was effective on August 1, 1996, the amended Plan shall be effective as of February 16, 2001.